Exhibit (h)(3)

AMENDED AND RESTATED INTERMEDIARY MANAGER AGREEMENT

December 22, 2025

Ares Wealth Management Solutions, LLC
One Tabor Center
1200 17th St., Suite 2900
Denver, CO 80202

Ares Management Capital Markets LLC

1200 17th Street, 29th Floor

Denver, CO 80202

This Amended and Restated Intermediary Manager Agreement (this “Agreement”), dated as of December 22, 2025 and effective January 2, 2026 (the “Agreement Effective Date”), subject to the consummation of the Consolidation (as defined below), is entered into by and among Ares Strategic Income Fund, a Delaware statutory trust (the “Fund”), Ares Wealth Management Solutions, LLC, a Colorado limited liability company (“AWMS”), and Ares Management Capital Markets LLC, a Delaware limited liability company (“AMCM” or the “Intermediary Manager”).

WHEREAS, AWMS currently serves as the intermediary manager for the Offering (as defined below);

WHEREAS, AWMS and the Fund are party to that certain intermediary manager agreement with the AWMS, dated April 24, 2023 (the “Prior Agreement”), which sets forth the terms on which AWMS provides such intermediary manager services to the Fund;

WHEREAS, effective as of the Agreement Effective Date, AWMS will be consolidated with and into AMCM (the “Consolidation”), and AMCM shall thereafter serve as the intermediary manager for the Offering; and

WHEREAS, in connection with the Consolidation, the parties wish to amend and restate the Prior Agreement in its entirety, as more particularly set forth in this Agreement, to reflect that, commencing as of the Agreement Effective Date, subject to the consummation of the Consolidation, AMCM will serve as the intermediary manager for the Offering.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and among the Company, AWMS and AMCM that the Prior Agreement shall be and hereby is amended and restated in its entirety as follows as of the Agreement Effective Date, subject to the consummation of the Consolidation:

The Fund has filed one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) that are listed on Schedule 1 to this Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Fund and the Intermediary Manager to reflect any additional Registration Statements. In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto).

Each Registration Statement shall register a continuous offering (each, an “Offering”) of the Fund’s common shares of beneficial interest, $0.01 par value per share (“Common Shares”), which may consist of Class S, Class D and/or Class I Common Shares (the “Shares”). In this Agreement, unless explicitly stated otherwise, “the Offering” means each Offering covered by a Registration Statement and “Shares” means the Shares being offered in the Offering.

The Offering is and shall be comprised of a maximum amount of Shares set forth in the Prospectus (as defined in Section 1.a. below). Shares of any class of the Fund offered for sale by the Intermediary Manager shall be offered for sale at a price per share (the “offering price”) equal to (a) their net asset value (determined in the manner set forth in the Prospectus) plus (b) a sales charge, if any and except to those persons set forth in the Prospectus, which shall be the percentage of the offering price of such Shares as set forth in the Prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. The Fund also issues shares pursuant to its distribution reinvestment plan (the “DRIP Shares”). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Fund to the Intermediary Manager).

In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Fund is offering to the public three classes of Shares, Class S Shares, Class D Shares and Class I Shares. The differences between the classes of Shares and the eligibility requirements for each class are described in detail in the Prospectus. The Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus. Except as otherwise agreed by the Fund and the Intermediary Manager, Shares sold through the Intermediary Manager are to be sold through the Intermediary Manager, as the Intermediary Manager, and the brokers (each a “Broker” and collectively, the “Brokers”) with whom the Intermediary Manager has entered into or will enter into a selected intermediary agreement related to the distribution of Shares substantially in the form attached to this Agreement as Exhibit “A” or such other form as approved by the Fund (each a “Selected Intermediary Agreement”) at a purchase price equal to the offering price applicable to the class of Shares being purchased. For shareholders who participate in the Fund’s distribution reinvestment plan, the cash distributions attributable to the class of Shares that each shareholder owns will be automatically invested in additional shares of the same class. The DRIP Shares are to be issued and sold to shareholders of the Fund at a purchase price equal to the most recent available NAV per share for such shares at the time the distribution is payable.

Terms not defined herein shall have the same meaning as in the Prospectus. Now, therefore, the Fund, AWMS and the Intermediary Manager agree to amend and restate the Prior Agreement with this Agreement in its entirety and agree as follows (effective as of the Effective Date and subject to the consummation of the Consolidation):

1.                   Representations and Warranties of the Fund: The Fund represents and warrants to the Intermediary Manager and each Broker participating in an Offering, with respect to such Offering, as applicable, that:

a.                   A Registration Statement with respect to the Shares has been prepared by the Fund in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder, covering the Shares. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Intermediary Manager. The prospectus contained therein, as finally amended and revised at the effective date of the Registration Statement (including at the effective date of any post-effective amendment thereto), is hereinafter referred to as the “Prospectus,” except that if the prospectus or prospectus supplement filed by the Fund pursuant to Rule 424B3 under the Securities Act shall differ from the Prospectus on file at the Effective Date, the term “Prospectus” shall also include such prospectus or prospectus supplement filed pursuant to Rule 424B3. “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC.

b.                   The Fund has been duly and validly organized and formed as a statutory trust under the laws of the state of Delaware, with the power and authority to conduct its business as described in the Prospectus.

c.                   As of the Effective Date or Filing Date, as applicable, the Registration Statement and Prospectus complied or will comply in all material respects with the Securities Act and the Rules and Regulations. The Registration Statement, as of the applicable Effective Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus as of the applicable Filing Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the foregoing provisions of this Section 1.c. will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Intermediary Manager or any of the Brokers and are based upon information furnished by the Intermediary Manager in writing to the Fund specifically for inclusion therein.

d.                   The Fund intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

e.                   No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Fund of this Agreement or the issuance and sale by the Fund of the Shares, except such as may be required under the Securities Act and the Rules and Regulations, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws.

f.                    Unless otherwise described in the Registration Statement and Prospectus, there are no actions, suits or proceedings pending or to the knowledge of the Fund, threatened against the Fund at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Fund.

g.                   The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Fund will not conflict with or constitute a default under any declaration of trust, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Fund, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

h.                   The Fund has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

i.                    At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the Prospectus and the Fund’s declaration of trust, as amended and supplemented, and upon payment therefor as provided by the Prospectus and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

j.                    The Fund has filed all material federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Fund to the extent that such taxes or assessments have become due, except where the Fund is contesting such assessments in good faith.

k.                   The financial statements of the Fund included in the Prospectus present fairly in all material respects the financial position of the Fund as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

l.                    The Fund is a non-diversified, closed-end management investment company that has elected to be treated as a business development company under the 1940 Act, and has not withdrawn such election, and the SEC has not ordered that such election be withdrawn nor to the Fund’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the SEC.

m.                 Any and all printed sales literature or other materials which have been approved in advance in writing by the Fund and appropriate regulatory agencies for use in the Offering (“Authorized Sales Materials”) prepared by the Fund and any of its affiliates (excluding the Intermediary Manager) specifically for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading. If at any time any event occurs which is known to the Fund as a result of which such Authorized Sales Materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Fund will notify the Intermediary Manager thereof.

n.                   Except as disclosed in the Registration Statement and the Prospectus, (i) no person is serving or acting as an officer, trustee or investment adviser of the Fund, except in accordance with the applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and the applicable published rules and regulations thereunder, and (ii) to the knowledge of the Fund, trustees who are not interested persons of the Fund as defined in Section 2(a)(19) of the 1940 Act are also not “affiliated persons” (as defined in the 1940 Act) of the Intermediary Manager.

2.                   Covenants of the Fund. The Fund covenants and agrees with the Intermediary Manager that:

a.                   It will, at no expense to the Intermediary Manager, furnish the Intermediary Manager with such number of printed copies of the Prospectus, in preliminary and final form, including all amendments and exhibits thereto, as the Intermediary Manager may reasonably request. It will similarly furnish to the Intermediary Manager and others designated by the Intermediary Manager as many copies of any other Authorized Sales Materials (provided that the use of said Authorized Sales Materials has been first approved for use by all appropriate regulatory agencies).

b.                   It will furnish such proper information and execute and file such documents as may be necessary for the Fund to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Intermediary Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Fund will furnish to the Intermediary Manager upon request a copy of such papers filed by the Fund in connection with any such qualification.

c.                   It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Intermediary Manager; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Intermediary Manager and, to the extent the Fund determines such action is in the best interests of the Fund, use its commercially reasonable efforts to obtain the lifting of such order.

d.                   If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Fund or the Intermediary Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Fund will promptly notify the Intermediary Manager thereof (unless the information shall have been received from the Intermediary Manager) and will effect the preparation of an amended or supplemental Prospectus which will correct such statement or omission. The Fund will then promptly prepare such amended or supplemental Prospectus or Prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

e.                   It will disclose a per share estimated value of the Shares and related information in accordance with the requirements of FINRA Rule 2310(b)(5).

3.                   Obligations and Compensation of Intermediary Manager

a.                   The Fund hereby appoints the Intermediary Manager as its agent and principal distributor for the purpose of selling for cash to the public up to the maximum amount of Shares set forth in the Registration Statement (subject to the Fund’s right of reallocation, as described in the Prospectus) through Brokers, all of whom shall be members of FINRA. The Intermediary Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions set forth in the Prospectus with respect to each Offering and any additional terms or conditions specified in Schedule 2 to this Agreement, as it may be amended from time to time. The Intermediary Manager represents to the Fund that it is a member in good standing of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Agreement. With respect to the Intermediary Manager’s participation in the distribution of the Shares in the Offering, the Intermediary Manager agrees to comply in all material respects with the applicable requirements of the Securities Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares, all applicable state securities or blue sky laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect, including, without limitation, FINRA Rules 2040, 2111, 2310, 5110 and 5141.

b.                   The Intermediary Manager and the Brokers shall offer the Shares in the Offering for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Intermediary Manager and the Brokers will immediately suspend or terminate offering of the Shares upon receipt of notice from the Fund at any time and will resume offering the Shares upon subsequent receipt of notice of the Fund, as notice is constituted under Section 14 of this Agreement. The Fund may suspend or terminate the offering of its Shares at any time, including as to specific classes of Shares, as to specific jurisdictions or otherwise. Upon notice to the Intermediary Manager of the terms of such suspension or termination, the Intermediary Manager shall suspend the solicitation of subscriptions for Shares in accordance with such terms until the Fund notifies the Intermediary Manager that such solicitation may be resumed. The Intermediary Manager, in consultation with the Fund’s investment adviser (the “Adviser”), may suspend sales of the Shares of any one or more classes at any time, may grandfather continuing sales to any group or category of existing shareholders, and may resume sales at any later time, subject in each case to a requirement that the Intermediary Manager promptly notify the Fund’s Board of Trustees (the “Board”) of the decision and subject to the authority of the Board to override such decision.

c.                   Subject to circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended and restated from time to time, the Fund will pay to the Intermediary Manager Shareholder Servicing and/or Distribution Fees in connection with sales of Class S Shares and Class D Shares (the “Shareholder Servicing and/or Distribution Fee”) and the Intermediary Manager may permit Brokers to charge transaction or other fees, including upfront placement fees or brokerage commissions, all as described in Schedule 2 to this Agreement. The applicable Shareholder Servicing and/or Distribution Fees payable to the Intermediary Manager will be paid substantially concurrently with the execution by the Fund of orders submitted by purchasers of Class S Shares and Class D Shares, as applicable, and all or a portion of the Shareholder Servicing and/or Distribution Fees may be reallowed by the Intermediary Manager to the Brokers who sold the Class S Shares and Class D Shares giving rise to such Shareholder Servicing and/or Distribution Fees, as described more fully in the Selected Intermediary Agreement entered into with each such Broker.

d.                   Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended and restated from time to time, subject to the limitations set forth in Section 3.e. below, the Fund will pay to the Intermediary Manager Shareholder Servicing and/or Distribution Fees with respect to sales of Class S Shares and Class D Shares as described in Schedule 2 to this Agreement. The Fund will pay the Shareholder Servicing and/or Distribution Fee to the Intermediary Manager monthly in arrears. The Intermediary Manager may reallow all or a portion of the Shareholder Servicing and/or Distribution Fee to any Brokers who sold the Class S Shares or Class D Shares giving rise to a portion of such Shareholder Servicing and/or Distribution Fee to the extent the Selected Intermediary Agreement with such Broker provides for such a reallowance and such Broker is in compliance with the terms of such Selected Intermediary Agreement related to such reallowance. Notwithstanding the foregoing, subject to the terms of the Prospectus, at such time as the Broker who sold the Class S Shares or Class D Shares giving rise to a portion of the Shareholder Servicing and/or Distribution Fee is no longer the intermediary of record with respect to such Class S Shares or Class D Shares or the Broker no longer satisfies any or all of the conditions in its Selected Intermediary Agreement for the receipt of the Shareholder Servicing and/or Distribution Fee, then Broker’s entitlement to the Shareholder Servicing and/or Distribution Fees related to such Class S Shares and/or Class D Shares, as applicable, shall cease in, and Broker shall not receive the Shareholder Servicing and/or Distribution Fee for, that month or any portion thereof (i.e., Shareholder Servicing and/or Distribution Fees are payable with respect to an entire month without any proration). Intermediary transfers will be made effective as of the start of the first business day of a month.

Thereafter, such Shareholder Servicing and/or Distribution Fee may be reallowed to the then-current intermediary of record of the Class S Shares and/or Class D Shares, as applicable, if any such intermediary of record has been designated (the “Servicing Broker”), to the extent such Servicing Broker has entered into a Selected Intermediary Agreement or similar agreement with the Intermediary Manager (“Servicing Agreement”), such Selected Intermediary Agreement or Servicing Agreement with the Servicing Broker provides for such reallowance and the Servicing Broker is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Intermediary Manager in good faith in its sole discretion. The Broker is not entitled to any Shareholder Servicing and/or Distribution Fee with respect to Class I Shares. The Intermediary Manager may also reallow some or all of the Shareholder Servicing and/or Distribution Fee to other intermediaries who provide services with respect to the Shares (who shall be considered additional Servicing Brokers) pursuant to a Servicing Agreement with the Intermediary Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Broker is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

e.                   Unless otherwise disclosed in the Prospectus, at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and Shareholder Servicing and/or Distribution Fees paid with respect to Shares held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such Shares (or a lower limit as determined by the Intermediary Manager or the applicable Broker), the Intermediary Manager shall cease receiving the Shareholder Servicing and/or Distribution Fee on either (i) each such share that would exceed such limit or (ii) all Class S Shares and Class D Shares in such shareholder’s account, in the Intermediary Manager’s discretion. At the end of such month, the applicable Class S Shares or Class D Shares in such shareholder’s account will convert into a number of Class I Shares (including any fractional Shares), with an equivalent aggregate NAV as such Class S Shares or Class D Shares. In addition, the Intermediary Manager will cease receiving the Shareholder Servicing and/or Distribution Fee on Class S Shares and Class D Shares in connection with an Offering (i.e., pursuant to the Registration Statement for such Offering) upon the earlier to occur of the following: (i) a listing of Class I Shares, (ii) the merger or consolidation of the Fund with or into another entity, or the sale or other disposition of all or substantially all of the Fund’s assets, or (iii) the date following the completion of the primary portion of such Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including selling commissions, Intermediary Manager fees, the Shareholder Servicing and/or Distribution Fee and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from Primary Shares sold in such Offering, as determined in good faith by the Intermediary Manager in its sole discretion. For purposes of this Agreement, the portion of the Shareholder Servicing and/or Distribution Fee accruing with respect to Class S Shares and Class D Shares issued (publicly or privately) by the Fund during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

f.                    The terms of any reallowance of the Shareholder Servicing and/or Distribution Fee shall be set forth in the Selected Intermediary Agreement or Servicing Agreement entered into with the Brokers or Servicing Brokers, as applicable. The Fund will not be liable or responsible to any Broker or Servicing Broker for any reallowance of Shareholder Servicing and/or Distribution Fee to such Broker or Servicing Broker, it being the sole and exclusive responsibility of the Intermediary Manager for payment of Shareholder Servicing and/or Distribution Fee to Brokers and Servicing Brokers. Notwithstanding the foregoing, at the discretion of the Fund, the Fund may act as agent of the Intermediary Manager by making direct payment of Shareholder Servicing and/or Distribution Fees to Brokers on behalf of the Intermediary Manager without incurring any liability. Further, the Fund is not responsible for any transaction or other fees, including upfront placement fees or brokerage commissions, charged by Brokers.

g.                   In addition to the other items of underwriting compensation set forth in this Section 3, the Fund and/or the Adviser shall reimburse the Intermediary Manager for all items of underwriting compensation referenced in the Prospectus, to the extent the Prospectus indicates that they will be paid by the Fund or the Adviser, as applicable, and to the extent permitted pursuant to prevailing rules and regulations of FINRA.

h.                   In addition to reimbursement as provided under Section 3.g, and subject to prevailing rules and regulations of FINRA, the Fund shall also pay directly or reimburse the Intermediary Manager for reasonable bona fide due diligence expenses incurred by any Broker as described in the Prospectus. The Intermediary Manager shall obtain from any Broker and provide to the Fund a detailed and itemized invoice for any such due diligence expenses. Notwithstanding anything contained herein to the contrary, no payments or reimbursements made by the Fund with respect to a particular Offering hereunder shall cause total organization and offering expenses, defined under Omnibus Guidelines (as defined in Section 4.a. below) and FINRA rules, to exceed 10% and 15%, respectively, of gross proceeds from such Offering.

i.                    The Intermediary Manager represents that it will comply fully with all applicable currency reporting, anti-money laundering, anti-corruption and anti-terrorist laws and regulations, and any other applicable laws, rules, regulations and interpretations of any other applicable regulatory or self-regulatory body.

j.                    The Intermediary Manager represents and warrants that, to the extent required by applicable law, it has adopted policies and procedures to comply with all applicable anti-money laundering, customer identification, suspicious activity, currency transaction reporting and similar laws and regulations including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and the regulations thereunder, and Financial Industry Regulatory Authority Rule 3310. The Intermediary Manager also represents and warrants that, if purchasing Shares in securities brokerage accounts for which it acts as introducing broker, it will not purchase Shares on behalf of any person on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control (“OFAC”), or other similar governmental lists, or in contravention of any OFAC maintained sanctions program. The Intermediary Manager agrees (i) to share information with the Fund for purposes of ascertaining whether a suspicious activity report (“SAR”) is warranted with respect to any suspicious transaction involving Shares, provided that neither the Intermediary Manager nor the Fund is the subject of the SAR and (ii) to include in agreements with Brokers contractual provisions regarding the anti-money laundering compliance obligations of such Broker.

k.                   The Intermediary Manager represents and warrants to the Fund and each person and firm that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Fund by the Intermediary Manager in writing expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

l.                    The Intermediary Manager and all Brokers will offer and sell the Shares at the offering prices per share as determined in accordance with the Prospectus.

4.                   Indemnification.

a.                   To the extent permitted by the Fund’s declaration of trust, Section 17(h) and Section 17(i) of the 1940 Act, the provisions of Article II.G of the North American Securities Administrators Association, Inc. Omnibus Guidelines Statement of Policy adopted on March 29, 1992 and as amended on May 7, 2007 and from time to time (the “Omnibus Guidelines”), and subject to the limitations below, the Fund will indemnify and hold harmless the Brokers and the Intermediary Manager, their officers and directors and each person, if any, who controls such Broker or Intermediary Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, or any post-effective amendment or supplement to either, (ii) in any blue sky application or other document executed by the Fund or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Fund under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (iii) in any Authorized Sales Materials; (b) the omission to state in the Registration Statement, the Prospectus, or any post-effective amendment or supplement to either or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (c) the failure of the Fund to comply, through no failure of the Intermediary Manager, Broker or their respective indemnified parties, with any of the applicable provisions of the Securities Act, the Exchange Act, the rules and regulations promulgated under the Securities Act and the Exchange Act, or any other applicable state securities laws, rules or regulations; or (d) the material breach by the Fund of any term, condition, representation, warranty or covenant of the Fund set forth in this Agreement. The Fund will reimburse the Intermediary Manager and each Indemnified Person of the Intermediary Manager for any legal or other expenses reasonably incurred by the Intermediary Manager or such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 4.a., the Fund may not indemnify or hold harmless the Intermediary Manager, any Broker or any of their affiliates in any manner that would be inconsistent with the provisions to Article II.G of the Omnibus Guidelines. In particular, but without limitation, the Fund may not indemnify or hold harmless the Intermediary Manager, any Broker or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(i)                 There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii)               Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii)             A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Further notwithstanding the foregoing provisions of this Section 4.a., the Fund will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Fund by the Intermediary Manager or (y) to the Fund or the Intermediary Manager by or on behalf of any Broker specifically for use in the Registration Statement, the Prospectus, or any post-effective amendment or supplement, any Blue Sky Application or any Authorized Sales Materials, and, further, the Fund will not be liable for the portion of any Loss in any such case if it is determined that such Broker or the Intermediary Manager was at fault in connection with such portion of the Loss, expense or action. Notwithstanding the foregoing provisions of this Section 4 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Persons against or entitle or be deemed to entitle the Indemnified Persons to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any Indemnified Person’s duties or by reason of the reckless disregard of the Intermediary Manager’s duties and obligations under this Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

The foregoing indemnity agreement of this Section 4.a. is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Fund, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Intermediary Manager or the Broker prior to such acceptance.

b.                   The Intermediary Manager will indemnify and hold harmless the Fund, its officers and trustees (including any person named in the Registration Statement, with his or her consent, as about to become a trustee), each other person who has signed the Registration Statement and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act (the “Fund Indemnified Persons”), from and against any Losses to which any of the Fund Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to either, (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; (b) the omission to state in the Registration Statement, the Prospectus, any post-effective amendment or supplement to either or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Intermediary Manager specifically for use with reference to the Intermediary Manager in the preparation of the Registration Statement, the Prospectus, any post-effective amendment or supplement to either or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Fund or any use of “broker-dealer use only” materials with members of the public by the Intermediary Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction or any use of unauthorized verbal or written representations concerning the Shares by the Intermediary Manager or its representatives or agents (other than a Broker); (d) any untrue statement made by the Intermediary Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; (e) any material violation of this Agreement; (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; (g) the failure of the Intermediary Manager to maintain its status as a registered broker-dealer in accordance with the rules of FINRA and any applicable state broker-dealer registration requirements or the violation by the Intermediary Manager or any of its principals, managers, members, directors, officers, employees or agents of any requirements, rules or regulations of FINRA; or (h) the failure of the Intermediary Manager to comply (through no failure of the Fund Indemnified Persons), with any of the applicable provisions of the Securities Act, the Exchange Act, the rules and regulations promulgated under the Securities Act and the Exchange Act, or any other applicable state securities laws, rules or regulations; provided further that the Intermediary Manager’s obligation to indemnify the Fund shall be limited to the extent of any fees earned and retained by the Intermediary Manager (excluding any fees re-allowed to Brokers) pursuant to this Agreement. The Intermediary Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Intermediary Manager may otherwise have.

c.                   Each Broker severally will indemnify and hold harmless the Fund, the Intermediary Manager, each of their officers and directors (including any person named in the Registration Statement, with his or her consent, as about to become a trustee), each other person who has signed the Registration Statement and each person, if any, who controls the Fund or the Intermediary Manager within the meaning of Section 15 of the Securities Act (the “Broker Indemnified Persons”) from and against any Losses to which a Broker Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, or any post-effective amendment or supplement to either, (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; (b) the omission to state in the Registration Statement, the Prospectus, or any post-effective amendment or supplement to either or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or the Intermediary Manager by or on behalf of the Broker specifically for use with reference to the Broker in the preparation of the Registration Statement, the Prospectus, any post-effective amendment or supplement either or in preparation of any Blue Sky Application or Authorized Sales Materials; (c) any use of sales literature not authorized or approved by the Fund or any use of “broker-dealer use only” materials with members of the public by the Broker in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction or any use of unauthorized verbal or written representations concerning the Shares by such Broker or its representatives, employees or agents; (d) any untrue statement made by the Broker or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; (e) any material violation of this Agreement or the Selected Intermediary Agreement entered into between the Intermediary Manager and the Broker; (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (g) the failure of the Broker to maintain its status as a registered broker-dealer in accordance with the rules of FINRA and any applicable state broker-dealer registration requirements or the violation by the Broker or any of its principals, managers, members, directors, officers, employees or agents of any requirements, rules or regulations of FINRA; (h) the failure of the Broker to comply (through no failure of the Broker Indemnified Persons), with any of the applicable provisions of the Securities Act, the Exchange Act, the rules and regulations promulgated under the Securities Act and the Exchange Act, or any other applicable state securities laws, rules or regulations; or (i) the failure by any purchaser of Shares to comply with the investor suitability requirements set forth in the Registration Statement or Prospectus. Each such Broker will reimburse each Broker Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Broker may otherwise have.

d.                   Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. Subject to Section 4(e), if any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense or preparation of the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.e.) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

e.                   The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and if a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm. Notwithstanding anything to the contrary set forth in this Agreement, the Fund will be entitled to assume the defense of any action or claim, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by the Intermediary Manager or the Broker, as applicable (which approval shall not be unreasonably withheld, conditioned or delayed). If the Fund elects to assume the defense of any action or claim, the defendant or defendants in such action or claim shall bear the fees and expenses of any additional counsel retained by any of them. The Intermediary Manager or the Broker, as applicable, shall have the right to control the defense of any action or claim, with counsel of its own choosing, satisfactory to the Fund, if such action or claim is based solely upon such alleged misstatement or omission on its part.

f.                    The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Broker, or any person controlling any Broker or by or on behalf of the Fund, the Intermediary Manager or any officer or director thereof, or by or on behalf of any person controlling the Fund or the Intermediary Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Broker or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5.                   Survival of Provisions.

a.                   The respective agreements, representations and warranties of the Fund and the Intermediary Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Intermediary Manager or any Broker or any person controlling the Intermediary Manager or any Broker or by or on behalf of the Fund or any person controlling the Fund, and (b) the acceptance of any payment for the Shares.

b.                   The respective agreements of the Fund and the Intermediary Manager set forth in Sections 3.c. through 3.h. and Sections 4 through 14 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

6.                   Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 6. Venue for any action brought hereunder shall lie exclusively in New York, New York.

7.                   Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

8.                   Successors and Amendment.

a.                   This Agreement shall inure to the benefit of and be binding upon the Intermediary Manager and the Fund and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Brokers to the extent set forth in Sections 1 and 4 hereof.

b.                   This Agreement may be amended by the written agreement of the Intermediary Manager and the Fund.

c.                   Schedule 1 may be amended from time to time with the written consent of the Fund and the Intermediary Manager. However, the addition or removal of Registration Statements from Schedule 1 shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Fund and the Intermediary Manager prior to such amendments to Schedule 1. For the avoidance of doubt, the parties acknowledge and agree that, upon the removal of a Registration Statement from Schedule 1, the representations, warranties and covenants in Sections 1 and 2 shall no longer continue to be made with respect to the Offering, the Shares or the Prospectus relating to such Registration Statement.

9.                   Term and Termination. This Agreement shall become effective as of the Agreement Effective Date, subject to the consummation of the Consolidation, and shall continue in effect from year to year, but only so long as such continuance is specifically approved at least annually by a vote of the Board, including the vote of a majority of the trustees who are not “interested persons,” as defined by the 1940 Act and the rules thereunder, of the Fund and who have no direct or indirect financial interest in the operation of the Fund’s Distribution and Shareholder Servicing Plan (the “Plan”) or any agreements entered into in connection with the Plan (including this Agreement), cast in person at a meeting called for the purpose. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. The Agreement also may be terminated at any time, without the payment of any penalty, by vote of a majority of the Fund’s trustees who are not “interested persons”, as defined in the 1940 Act, of the Fund and who have no direct or indirect financial interest in the operation of the Fund’s Plan or this Agreement or by vote a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), on not more than 60 days’ written notice to the Intermediary Manager or the Adviser. This Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act. Upon expiration or termination of this Agreement, (a) the Fund shall pay to the Intermediary Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Intermediary Manager is or becomes entitled under Section 3 pursuant to the requirements of that Section 3 at such times as such amounts become payable pursuant to the terms of such Section 3, offset by any losses suffered by the Fund or any officer or trustee of the Fund arising from the Intermediary Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Intermediary Manager under Section 4.b. herein, and (b) the Intermediary Manager shall promptly deliver to the Fund all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Intermediary Manager. Intermediary Manager shall use its commercially reasonable efforts to cooperate with the Fund to accomplish an orderly transfer of management of the Offering to a party designated by the Fund.

10.               Confirmation. The Fund hereby agrees and assumes the duty to confirm on its behalf and on behalf of Brokers who sell the Shares all orders for purchase of Shares accepted by the Fund. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Fund is advised of such laws in writing by the Intermediary Manager.

11.               Prospectus and Authorized Sales Materials. The Intermediary Manager agrees that it is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Intermediary Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any intermediary that has not entered into a Selected Intermediary Agreement or Servicing Agreement, or to any representatives or other associated persons of such an intermediary, unless it is accompanied or preceded by the Prospectus as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Fund and marked “broker only”, “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Brokers pursuant to the Selected Intermediary Agreement) any material or writing that is supplied to it by the Fund if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Intermediary Manager, in its agreements with Brokers, will include requirements and obligations of the Brokers similar to those imposed upon the Intermediary Manager pursuant to this section.

12.               Suitability of Investors. The Intermediary Manager, in its agreements with Brokers, will require that the Brokers offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Fund and will only make offers to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Intermediary Manager, in its agreements with Brokers, will require that the Broker comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Exchange Act Rule 15l-1 (“Regulation Best Interest”) and Article III of the Omnibus Guidelines and applicable laws of the jurisdiction of which such investor is a resident. The Intermediary Manager, in its agreements with Brokers, will require that the Brokers shall sell Shares only to those persons who are eligible to purchase such Shares as described in the Prospectus and only through those Brokers who are authorized to sell such Shares. The Intermediary Manager, in its agreements with the Brokers, shall require the Brokers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares.

13.               Submission of Orders. The Intermediary Manager will require in its agreements with each Broker that each Broker comply with the submission of orders procedures set forth in the form of Selected Intermediary Agreement attached as Exhibit “A” to this Agreement. To the extent the Intermediary Manager is involved in the distribution process other than through a Broker, the Intermediary Manager will comply with such submission of orders procedures, and will require each person desiring to purchase Shares in the Offering to complete and execute a subscription agreement in the form filed as an appendix to the Prospectus (a “Subscription Agreement”) in the form provided by the Fund to the Intermediary Manager for use in connection with the Offering and to deliver to the Intermediary Manager or as otherwise directed by the Intermediary Manager such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Subscription Agreements and instruments of payment will be transmitted by the Intermediary Manager to the escrow agent described in the Prospectus and Subscription Agreement for any Offering in which there is a minimum offering contingency described in the Prospectus (“Minimum Offering”) that has not yet been satisfied or, after any such Minimum Offering is satisfied or if no such Minimum Offering is applicable to an Offering, to the Fund, as soon as practicable, but in any event by the end of the second business day following receipt by the Intermediary Manager. If the Intermediary Manager receives a Subscription Agreement or instrument of payment not conforming to the instructions set forth in the form of Selected Intermediary Agreement, the Intermediary Manager shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers. Unless otherwise agreed by the parties hereto, the Adviser or the Fund’s administrator and transfer agent (the “TA/Administrator”), shall be responsible for reviewing each Subscription Agreement, if required, to confirm that it has been completed in accordance with the instructions thereto; provided, however, that the Adviser, the TA/Administrator, the Intermediary Manager and the Fund may rely on the information provided by Brokers concerning their customers. The Fund, the Adviser and/or the TA/Administrator, in its or their sole discretion, may return to the Intermediary Manager any Subscription Agreement, if required, that is not completed to its or their satisfaction, and the Fund shall be under no obligation to accept any Subscription Agreement.

14.               Notice. Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Intermediary Manager:	Ares Management Capital Markets LLC
Attn: [***]
1200 17th Street, 29th Floor
Denver, CO 80202
Email: [***]

If to the Fund:	Ares Strategic Income Fund
Attn: [***]
245 Park Avenue, 44th Floor
New York, New York 10167
Email: [***]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

ARES STRATEGIC INCOME FUND

By:	/s/ Scott Lem
Name: Scott Lem
Title: Authorized Signatory

Accepted and agreed to as of the date first above written:

ARES WEALTH MANAGEMENT SOLUTIONS, LLC

By:	/s/ Casey Galligan
Name: Casey Galligan
Title: Co-Chief Executive Officer

ARES MANAGEMENT CAPITAL MARKETS LLC

By:	/s/ Heather Braun
Name: Heather Braun
Title: Chief Operating Officer

[Signature Page to Intermediary Manager Agreement]

Schedule 1

Registration Statement(s)

1.	Registration Statement on Form N-2, Registration No. 814-01512 and 333-264145.

2.	Registration Statement on Form N-2, Registration No. 814-01512 and 333-286709.

[Schedule 1]

Schedule 2

Compensation

I. Shareholder Servicing and/or Distribution Fees

The Fund will pay to the Intermediary Manager Shareholder Servicing and/or Distribution Fees in amounts of (a) up to 0.85% per annum of the aggregate NAV for the Class S Shares as of the beginning of the first calendar day of the month; and (b) up to 0.25% per annum of the aggregate NAV for the Class D Shares as of the beginning of the first calendar day of the month, in each case, payable monthly. The Fund will not pay to the Intermediary Manager any Shareholder Servicing and/or Distribution Fees in respect of the purchase of any Class I Shares.

II. Intermediary Manager Fees

The Fund will not pay to the Intermediary Manager any Intermediary Manager fees in respect of the purchase of any Class S Shares, Class D Shares, Class I Shares or DRIP Shares.

III. Brokerage Transaction Fees

The Intermediary Manager is authorized to enter into arrangements that allow the Broker to charge a transaction or other fee, including upfront placement fees or brokerage commissions, on sales of Shares, to the extent the Prospectus discloses that such transaction or other fees may be charged for the relevant class of Shares. The Intermediary Manager will require the Broker to represent that Broker is acting solely as an agent for its customers with respect to their purchase or sale of Shares and is not acting for Broker’s own account. Any transaction or other fees, including upfront placement fees or brokerage commissions, charged by Broker in connection with its sale of Shares will be charged in a manner consistent with the Prospectus and applicable law and FINRA rules. Purchases and sales of such Shares may only be executed as purchases or repurchases between the customer and the Fund. Broker shall not execute trades of Shares between customers.

[Schedule 2]

EXHIBIT A

FORM OF SELECTED INTERMEDIARY AGREEMENT

[Exhibit A]

FORM OF SELECTED INTERMEDIARY AGREEMENT

Ladies and Gentlemen:

Ares Management Capital Markets LLC, as the intermediary manager (“Intermediary Manager”) for Ares Strategic Income Fund (the “Fund”), a Delaware statutory trust, invites you (the “Broker”) to participate in the continuous distribution of common shares of beneficial interest, $0.01 par value per share, of the Fund (“Common Shares”) subject to the following terms:

I.	Amended and Restated Intermediary Manager Agreement

The Intermediary Manager has entered into an Amended and Restated Intermediary Manager Agreement (the “Intermediary Manager Agreement”) with the Fund and Ares Wealth Management Solutions, LLC dated December 22, 2025, attached hereto as Exhibit “A” (as amended from time to time, the “Intermediary Manager Agreement”). Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Intermediary Manager Agreement.

As described in the Intermediary Manager Agreement, the Fund has filed one or more registration statements with the SEC that are listed on Schedule 1 to the Intermediary Manager Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Fund and the Intermediary Manager to reflect any additional Registration Statements. Any new Registration Statement will be added to Schedule 1 upon its initial effectiveness with the SEC. Each Registration Statement shall register a continuous offering (each, an “Offering”) of Common Shares, which may consist of Class S Shares, Class D Shares and/or Class I Shares of beneficial interest (the “Shares”) or additional share classes.

Notwithstanding the foregoing, if any new Registration Statement is added to Schedule 1 to the Intermediary Manager Agreement, the Intermediary Manager will give the Broker written notice of such addition. Schedule 1 to the Intermediary Manager Agreement may be amended from time to time with the written consent of the Fund and the Intermediary Manager. However, the addition or removal of Registration Statements from Schedule 1 to the Intermediary Manager Agreement shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Fund, the Intermediary Manager and the Broker prior to such amendments to Schedule 1 to the Intermediary Manager Agreement. It is possible that more than one Registration Statement may be listed on Schedule 1 during times of transition from one Registration Statement to another, during which time offers or sales may be made pursuant to either Registration Statement. In such event, the Intermediary Manager shall (a) communicate to the Broker details about the transition from one Registration Statement to the next, including when sales may be made pursuant to the most recent Registration Statement and when sales will cease pursuant to the older Registration Statement and (b) provide the Broker with sufficient copies of the appropriate Prospectus and other offering materials in order to continue to make offers and sales throughout such transition period.

In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1 to the Intermediary Manager Agreement, as such Schedule 1 to the Intermediary Manager Agreement may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto). In this Agreement, unless explicitly stated otherwise, “the Offering” means, at any given time, an offering covered by a Registration Statement and “Shares” means the Shares being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

By your acceptance of this Agreement, you will become one of the Brokers referred to in the Intermediary Manager Agreement between the Fund and the Intermediary Manager and will be entitled and subject to the indemnification provisions contained in the Intermediary Manager Agreement, including the provisions of Section 4 of the Intermediary Manager Agreement wherein the Brokers severally agree to indemnify and hold harmless the Fund, the Intermediary Manager and each officer and director thereof, and each person, if any, who controls the Fund or the Intermediary Manager within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Broker agrees that the Intermediary Manager Agreement is the sole source of any indemnification that the Broker will receive from the Fund or the Intermediary Manager with respect to the Offering. The Broker acknowledges that the Intermediary Manager’s liability for the Shareholder Servicing and/or Distribution Fee is limited solely to the proceeds of the Shareholder Servicing and/or Distribution Fee receivable from the Fund, and the Broker hereby waives any and all rights to receive any reallowance of the Shareholder Servicing and/or Distribution Fee due until such time as the Intermediary Manager is in receipt of the Shareholder Servicing and/or Distribution Fee from the Fund.

1

The Broker hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make the Broker an employee, agent, representative or partner of the Intermediary Manager or of the Fund, and the Broker is not authorized to act for the Intermediary Manager or the Fund or to make any representations on their behalf except as set forth in the Prospectus and in the Authorized Sales Materials.

II.	Submission of Orders

Each person desiring to purchase Shares in the Offering will be required to complete and execute a subscription agreement (each, a “Subscription Agreement”) and to deliver to the Broker such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount (as calculated in accordance with the procedures described in the Prospectus) set forth in the Prospectus. Those persons who purchase Shares will be instructed by the Broker to make their instruments of payment payable to or for the benefit of “Ares Strategic Income Fund.” Purchase orders which include (i) instruments of payment received by the Fund at least five (5) business days prior to the first calendar day of the month and (ii) a completed and executed Subscription Agreement in good order received by the Fund at least five (5) business days prior to the first calendar day of the month (unless waived by the Intermediary Manager) will be executed as of the first calendar day of the month (based on the NAV per Share as determined as of the previous day, being the last day of the preceding month). Any tender offer requests must be made in accordance with the applicable procedures described in the Fund’s Registration Statement, the Fund’s Share Repurchase Program described in the Registration Statement (the “Share Repurchase Program”), and applicable law, rules and regulations. The parties acknowledge and agree that a tender offer is not received in “good order” unless the tender offer and all required documentation is complete and received by the Fund’s transfer agent by the applicable tender offer deadline described in the Fund’s tender offer documents or otherwise specified by the Fund in writing.

Subscription Agreements and instruments of payment will be transmitted by the Intermediary Manager to the escrow agent described in the Prospectus and Subscription Agreement for any Offering in which there is a minimum offering requirement contingency described in the Prospectus (“Minimum Offering”) that has not yet been satisfied or, after any such Minimum Offering is satisfied or if no such Minimum Offering is applicable to an Offering, to the Fund, as soon as practicable, but in any event by the end of the second business day following receipt by the Intermediary Manager.

If the Broker receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, the Broker shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Subscription Agreements and instruments of payment received by the Broker which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. Transmittal of received investor funds will be made in accordance with the following procedures:

(i)	Where, pursuant to the Broker’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Broker for deposit to the Fund or its agent as set forth in the Subscription Agreement or as otherwise directed by the Fund.

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(ii)	Where, pursuant to the Broker’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Broker to the office of the Broker conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment for deposit to the Fund or its agent as set forth in the Subscription Agreement or as otherwise directed by the Fund.

III.	Pricing

Except as otherwise provided in the Prospectus, which may be amended or supplemented from time to time, the Primary Shares shall generally be offered to the public at a purchase price payable in cash equal to the Fund’s then-current NAV per share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Prospectus) subject to any applicable sales charge. Broker may also charge transaction or other fees, including upfront placement fees or brokerage commissions, in connection with the sale of Shares as described in Schedule I attached hereto. For shareholders who participate in the Fund’s distribution reinvestment plan (“DRIP”), the cash distributions attributable to the class of Shares that each shareholder owns will be automatically re-invested in additional Shares of the same class. The DRIP Shares will be issued and sold to shareholders of the Fund at a purchase price equal to the most recent available NAV per Share for such Shares at the time the distribution is payable. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Broker by the Fund or the Intermediary Manager, (a) a minimum initial purchase of $2,500 in Class S Shares and Class D Shares is required, and additional investments of such Shares may be made in cash in minimal increments of at least $500 in such Shares, and (b) a minimum initial purchase of $1,000,000 in Class I Shares is required, and additional investments may be made in cash in minimal increments of at least $500 in Class I Shares unless such minimums are waived by the Intermediary Manager. The Shares are nonassessable.

IV.	Brokers’ Compensation

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales and ongoing shareholder services rendered by the Broker hereunder, the Broker is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.

V.	Representations, Warranties and Covenants of the Broker

In addition to the representations and warranties found elsewhere in this Agreement, the Broker represents, warrants and agrees that:

(i)	It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which the Broker is organized.

(ii)	It is empowered under applicable laws and by the Broker’s organizational documents to enter into this Agreement and perform all activities and services of the Broker provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting the Broker’s ability to perform under this Agreement.

(iii)	The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which the Broker is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

(iv)	All requisite actions have been taken to authorize the Broker to enter into and perform this Agreement.

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(v)	It shall notify Intermediary Manager, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against the Broker or its principals, affiliates, officers, directors, employees or agents, or any person who controls the Broker, within the meaning of Section 15 of the Securities Act.

(vi)	Except for those jurisdictions listed on Schedule III hereto, the Broker will not offer, sell or distribute Shares, or otherwise make any such Shares available, in any jurisdiction outside of the United States or United States territories unless the Broker receives prior written consent from Intermediary Manager.

(vii)	The Broker acknowledges that the Intermediary Manager will enter into similar agreements with other broker-dealers, which does not require the consent of the Broker.

(viii)	The Broker represents that it is a broker-dealer registered with FINRA and subject to FINRA Rule 2030 (“Rule 2030”). The Broker represents that it has policies and procedures to ensure compliance with Rule 2030 and is currently in compliance with Rule 2030. Moreover, the Broker represents that neither it nor any of its Covered Associates (i.e., any (i) general partner, managing member or executive officer of the Broker, as well as any person with a similar status or function, (ii) any associated person of the Broker who engages in distribution or solicitation activities with a government entity, (iii) any associated person of the Broker who supervises, directly or indirectly, the government entity distribution or solicitation activities of a person in (ii) above, and (iv) any political action committee controlled by the Broker or one of its Covered Associates) has made, directly or indirectly, any contributions that prohibit the Broker from engaging in solicitation activities for compensation under Rule 2030 (a “Triggering Contribution”). The Broker hereby agrees that neither it nor its Covered Associates will make a Triggering Contribution or violate Rule 2030 while engaged hereunder. If the Broker breaches this provision and becomes aware of a Triggering Contribution or a violation of Rule 2030, it shall promptly provide written notice to the Intermediary Manager of the nature of the ban or violation.

(ix)	The Broker represents that it is acting solely as an agent for its customers with respect to their purchase or sale of Shares and is not acting for the Broker’s own account. Any transaction or other fees, including upfront placement fees or brokerage commissions, charged by the Broker in connection with its sale of Shares will be charged in a manner consistent with the Prospectus and applicable law and FINRA rules.

(x)	The Broker further represents, warrants and covenants that neither the Broker, nor any person associated with the Broker, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Prospectus, including minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; (c) applicable provisions of Exchange Act Rule 15l-1 (“Regulation Best Interest”); or (d) applicable FINRA rules. The Intermediary Manager agrees to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, the Broker, or a person associated with the Broker, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Fund) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to the Broker, or person associated with the Broker, that (i) the investor can reasonably benefit from an investment in the Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Shares, (C) the lack of liquidity of the Shares and that liquidity for the Fund’s Shares will be provided only through quarterly repurchase offers, (D) Shares will not be listed on a public exchange and no secondary market is expected to develop for the Shares (E) the background and qualifications of the Fund’s investment adviser (the “Adviser”) or the persons responsible for directing and managing the Fund and (F) the tax consequences of an investment in the Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Shares or by the beneficiary of such fiduciary account. The Broker further represents, warrants and covenants that the Broker, or a person associated with the Broker, will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by the Broker, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereafter established.

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VI.	Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Fund, which reserves the right to reject any order for any reason or no reason including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required instrument of payment in full payment for the Shares. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Fund is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Fund reserves the right to cancel the sale without notice.

VII.	Prospectus and Authorized Sales Materials; Compliance with Laws

The Broker is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Intermediary Manager will supply the Broker with a link to its publicly accessible website (https://www.areswms.com/solutions/asif) where the Broker may obtain the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors. The Broker agrees that it shall have delivered (i) to each investor to whom an offer to sell the Shares is made, as of the time of such offer, a copy of the Prospectus and all supplements thereto and any amended Prospectus that have then been made available to the Broker by the Intermediary Manager and (ii) to each investor that subscribes for an order to purchase Shares, as of the time the Fund accepts such investor’s order to purchase the Shares within the timeframes described in the Prospectus, a copy of the Prospectus and all supplements thereto and any amended Prospectus that have then been made available to the Broker by the Intermediary Manager. The Broker agrees that it will not send or give any supplement to the Prospectus or any Authorized Sales Materials to an investor unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Authorized Sales Materials. The Broker agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Intermediary Manager and marked “broker only”, “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. The Broker agrees that it will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Intermediary Manager if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. The Broker agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Fund or the Intermediary Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. The Broker further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Intermediary Manager or the Fund in writing. The Broker agrees, if the Intermediary Manager so requests, to furnish a copy of any final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Regardless of the termination of this Agreement, the Broker will deliver a Prospectus in transactions in the Shares for a period of ninety (90) days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act.

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On becoming a Broker, and in offering and selling Shares, the Broker agrees to comply with all the applicable requirements imposed upon it under (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state, federal, foreign and other laws and regulations applicable to the Offering, the sale of Shares or the activities of the Broker pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, as amended (“GLBA”), and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury, and (d) this Agreement and the Prospectus as amended and supplemented. Notwithstanding the termination of this Agreement or the payment of any amount to the Broker, the Broker agrees to pay the Broker’s proportionate share of any claim, demand or liability asserted against the Broker and the other Brokers on the basis that such Brokers or any of them constitute an association, unincorporated business or other separate entity, including in each case such Broker’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

The Broker and the Intermediary Manager further agree to the following terms:

(i)	The Broker agrees that it (1) will maintain written policies and procedures covering the delivery of electronic offering documents and the use of electronic signatures, (2) will comply with all applicable SEC rules and guidelines pertaining to electronic delivery of the Prospectus and Authorized Sales Materials and electronic signature of the Subscription Agreement, (3) will comply with all of the applicable requirements set forth in the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures (the “Statement of Policy”), (4) will comply with such requirements in every U.S. jurisdiction irrespective of whether the jurisdiction has adopted the Statement of Policy, (5) acknowledges that it is acting as an agent of the Fund only with respect to the delivery of the Prospectus and Authorized Sales Materials electronically, the administration of the subscription process and the obtainment of electronic signatures and only to the extent its actions are in compliance with the Statement of Policy and the Intermediary Agreement and (6) will also comply, as applicable, with The Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transaction Act and any other applicable law.

(ii)	In consideration of the foregoing, the Intermediary Manager hereby agrees that it will not reject a subscription on account of an electronic signature if such signature was obtained in the manner set forth in this Section 7.e.

VIII.	License and Association Membership

The Broker’s acceptance of this Agreement constitutes a representation to the Fund and the Intermediary Manager that the Broker is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations, and foreign laws (including the laws of the jurisdictions listed on Schedule III), if applicable, and in all states or jurisdictions where it offers or sells Shares, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if the Broker ceases to be a member in good standing of FINRA. The Broker agrees to notify the Intermediary Manager immediately if the Broker ceases to be a member in good standing of FINRA. The Broker also hereby agrees to abide by the Rules of FINRA, including FINRA Rules 2040, 2111, 2121, 2310, 5110 and 5141.

IX.	Limitation of Offer; Suitability

The Broker will offer Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and increased participations in the DRIP) only to persons who meet the financial qualifications and suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Fund or the Intermediary Manager and will only make offers to persons in the jurisdictions in which it is advised in writing by the Intermediary Manager that the Shares are qualified for sale or that such qualification is not required and in which the Broker has all required licenses and registrations to offer Shares in such jurisdictions (including the jurisdictions listed on Schedule III). In offering Shares, the Broker will comply with the provisions of the Rules set forth in the FINRA Manual, Regulation Best Interest, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C and Article III.E of the Omnibus Guidelines Statement of Policy of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”) adopted on March 29, 1992 and as amended on May 7, 2007. Nothing contained in this section shall be construed to relieve the Broker of its suitability obligations under Regulation Best Interest, FINRA Rule 2111 or FINRA Rule 2310.

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The Broker will sell Class S Shares, Class D Shares and Class I Shares only to the extent approved by the Intermediary Manager as set forth on Schedule I to this Agreement, and to the extent approved to sell Class S Shares, Class D Shares and Class I Shares pursuant to this Agreement, sell such Shares only to those persons who are eligible to purchase Class S Shares, Class D Shares and Class I Shares as described in the Prospectus. Nothing contained in this Agreement shall be construed to impose upon the Fund or the Intermediary Manager the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Prospectus. The Broker shall not purchase any Shares for a discretionary account without obtaining the prior written approval of the Broker’s customer and such customer’s completed and executed Subscription Agreement. The Broker agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder, (b) the applicable rules of FINRA, and (c) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six (6) years from the date of the sale of the Shares. The Broker further agrees to make the Suitability Records available to the Intermediary Manager and the Fund upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon the Broker’s receipt of a subpoena or other appropriate document request from such agency.

[Any relevant jurisdictional selling restrictions to be added as applicable.]

The Broker further represents that it understands that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus.

X.	Disclosure Review; Confidentiality of Information

The Broker agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Prospectus or other materials, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating the Shares. In making this determination, the Broker shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If the Broker relies upon the results of any inquiry conducted by another member or members of FINRA, the Broker shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Intermediary Manager or a sponsor or an affiliate of the sponsor of the Fund.

It is anticipated that (i) the Broker and Broker’s officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents of the Broker that are conducting a due diligence inquiry on behalf of the Broker and (ii) persons or committees, as the case may be, responsible for determining whether the Broker will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Fund, the Intermediary Manager, the Adviser, or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Fund, the Intermediary Manager, the Advisor, or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Fund, the Intermediary Manager, the Adviser, or their respective affiliates; (iii) information concerning the business and affairs of the Fund, the Intermediary Manager, the Adviser, or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented); (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. The Broker agrees to keep, and to cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with the Broker’s due diligence inquiry. The Broker agrees to not disclose, and to cause its Diligence Representatives not to disclose, such Confidential Information to the public, or to the Broker’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. The Broker further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of the Broker’s due diligence inquiry and (b) informing each recipient of such Confidential Information of the Broker’s confidentiality obligation. The Broker acknowledges that Broker or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Fund, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Broker acknowledges that Broker or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Fund, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. The Broker acknowledges the restrictions and limitations of Regulation FD promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Fund to comply therewith.

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Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Fund or the Intermediary Manager, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that the Broker shall notify the Intermediary Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).

XI.	Broker’s Compliance with Anti-Money Laundering Rules and Regulations

The Broker hereby represents that it has complied and will comply with Section 326 of the USA Patriot Act and the implementing rules and regulations promulgated thereunder in connection with broker/Brokers’ anti-money laundering obligations. The Broker hereby represents that it has adopted and implemented, and will maintain a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification in compliance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the USA Patriot Act and the implementing rules and regulations promulgated thereunder. In accordance with these applicable laws and regulations and its AML Program, the Broker agrees to verify the identity of its new customers; to maintain customer records; and to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (OFAC) list of Specially Designated Nationals and Blocked Persons. Additionally, the Broker will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing. The Broker will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. Upon request by the Intermediary Manager at any time, the Broker hereby agrees to furnish (a) a copy of its AML Program to the Intermediary Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with the Broker’s most recent independent testing of its AML Program. The Broker agrees to notify the Intermediary Manager immediately if the Broker is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.

XII.	Privacy

The Broker agrees as follows:

The Broker agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the GLBA and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act, as amended (“FCRA”), and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

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The parties hereto acknowledge that from time to time, the Broker may share with the Fund and the Fund may share with the Broker nonpublic personal information (as defined under the GLBA) of customers of the Broker. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. The Broker shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which the Broker served as the broker of record for such customer’s account. The Broker, the Intermediary Manager and the Fund shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLBA), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA), or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section XII. Except as expressly permitted under the FCRA, the Broker agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

The Broker shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event the Broker, the Intermediary Manager or the Fund expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section XII, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section XII, shall be prohibited.

The Broker shall implement commercially reasonable measures in compliance with industry best practices designed: (a) to assure the security and confidentiality of nonpublic personal information of all customers; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. The Broker further agrees to cause all its agents, representatives, affiliates, subcontractors, or any other party to whom the Broker provides access to or discloses nonpublic personal information of customers to implement appropriate measures designed to meet the objectives set forth in this Section XII.

XIII.	Broker’s Undertaking to Not Facilitate a Secondary Market in the Shares

The Broker acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and repurchase of the Shares, which significantly limit the liquidity of an investment in the Shares. The Broker also acknowledges that the Share Repurchase Program provides only a limited opportunity for investors to have their Shares purchased by the Fund and that the Fund’s board of trustees may, in its sole discretion, amend, suspend, or terminate the Share Repurchase Program at any time in accordance with the terms of the Share Repurchase Program. The Broker hereby agrees that so long as the Fund is offering Shares under a Registration Statement filed with the SEC and the Fund has not listed the Shares on a national securities exchange, the Broker will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Intermediary Manager.

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XIV.	Arbitration

Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current commercial arbitration rules of FINRA in accordance with the terms of this Agreement (including the governing law provisions of this Agreement) and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the New York City FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

XV.	Termination

The Broker will suspend or terminate its offer and sale of Shares upon the request of the Fund or the Intermediary Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Fund or the Intermediary Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective forty-eight (48) hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Intermediary Manager by written notice to the Broker, and any such amendment shall be deemed accepted by the Broker upon placement of an order for sale of Shares by such Broker’s customer after the Broker has received such notice.

This Agreement also may be terminated at any time, without the payment of any penalty, by vote of a majority of the Fund’s trustees who are not “interested persons”, as defined in the 1940 Act, of the Fund and who have no direct or indirect financial interest in the operation of the Fund’s distribution plan or this Agreement or by vote a majority of the outstanding voting securities of the Fund, on not more than 60 days’ written notice to the Intermediary Manager or the Adviser. This Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

The respective agreements and obligations of the Intermediary Manager and the Broker set forth in Sections IV, VI, VII, and XIII through XIX of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

XVI.	Use of Fund and Ares Name

Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by the Intermediary Manager of any consent that would otherwise be required under this Agreement or applicable law prior to the use of the Broker of the name or identifying marks of the Fund, the Intermediary Manager or “Ares” (or any combination or derivation thereof, including any name adopted in the future). The Intermediary Manager reserves the right to withdraw its consent to the use of the Fund’s name at any time and to request to review any materials generated by the Broker that use the Fund’s or Ares’ name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

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XVII.	Notice

Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier, or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Intermediary Manager:	Ares Management Capital Markets LLC
Attn: [***]
1200 17th Street, 29th Floor
Denver, CO 80202
Email: [***]

With a copy, which shall not constitute notice, to:

Ares Strategic Income Fund
Attn: [***]
245 Park Avenue, 44th Floor
New York, New York 10167
Email: [***]

If to the Adviser:	Ares Capital Management LLC
Attn: [***]
245 Park Avenue, 44th Floor
New York, New York 10167
Email: [***]

If to the Fund:	Ares Strategic Income Fund
Attn: [***]
245 Park Avenue, 44th Floor
New York, New York 10167
Email: [***]

If to the Broker:	To the address specified by the Broker herein.

XVIII.	Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by the Broker and countersigned by the Intermediary Manager. Venue for any action (including arbitration) shall lie exclusively in New York, New York.

XIX.	No Partnership

Nothing in this Agreement shall be construed or interpreted to constitute the Broker as an employee, agent or representative of, or in association with or in partnership with, the Intermediary Manager, the Fund or the other Brokers; instead, this Agreement shall only constitute the Broker as a Broker authorized by the Intermediary Manager to sell the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

XX.	Changes; Amendments

Except as specifically provided in this Section XX, this Agreement may be changed or amended only by written instrument signed by all parties. Any provisions of the Intermediary Manager Agreement that are applicable to the Broker may be amended at any time by the Intermediary Manager by written notice to the Broker, and any such amendment shall be deemed accepted by the Broker at such time as the Broker places an order for sale of Shares after the Broker has received such notice. For the avoidance of doubt, those provisions of the Intermediary Manager Agreement that are not applicable to the Broker may be amended at any time without notice to the Broker.

In the event of a change in law, regulation or other regulatory guidance which affects this Agreement, the Broker authorizes the Intermediary Manager to amend this Agreement in order to comply with the requirements of any such law, regulation or other regulatory guidance. The Broker agrees that such amendment shall automatically become effective upon the execution of the first transaction the Broker or its Customer executes with the Fund thirty (30) calendar days after receipt of the amendment (or sooner, if required to comply with applicable law and that the amendment shall not require the signature of the Broker in order to be effective).

11

XXI.	Entire Agreement

This Agreement (including any Schedules and Exhibits hereto) together with the Intermediary Manager Agreement are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto.

XXII.	Successors and Assigns

No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon the Intermediary Manager, the Adviser and the Broker and their respective successors and permitted assigns.

XXIII.	Severability

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

XXIV.	Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement, including all exhibits. Each party may execute this Agreement by applying an electronic signature using DocuSign or any similar electronic signature program and acknowledges, agrees and confirms that the use of such an electronic signature program (a) shall result in a reliable and valid delivery of such party’s signature to this Agreement; and (b) shall constitute reasonable steps on the part of the other party to this Agreement to verify the reliability of such signature.

THE INTERMEDIARY MANAGER:
ARES MANAGEMENT CAPITAL MARKETS LLC
Date:

[Signature Page to Selected Intermediary Agreement]

12

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1 IDENTITY OF THE BROKER:

Company Name:
Type of entity:
(Corporation, Partnership or Proprietorship)
Organized in the State of:

Licensed as broker-dealer in all States:   Yes          No

If no, list all States licensed as broker-dealer:

Tax ID #:

2 Person to receive notices delivered pursuant to the Selected Intermediary Agreement.

Name:
Company:
Address:
City, State and Zip:
Telephone:
Fax:
Email:

AGREED TO AND ACCEPTED BY THE BROKER:

(Broker’s Firm Name)
By:
Signature
Name:
Title:
Date:

[Signature Page to Selected Intermediary Agreement]

SCHEDULE I
ADDENDUM
TO
ARES MANAGEMENT CAPITAL MARKETS LLC

Name of Broker:

The following reflects the brokerage transaction or other fee arrangements and shareholder servicing and/or distribution fees as agreed upon between Ares Management Capital Markets LLC (the “Intermediary Manager”) and Broker, effective as of the effective date of the Selected Broker Agreement (the “Agreement”) between the Intermediary Manager and Broker in connection with the offering of Shares of Ares Strategic Income Fund (the “Fund”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Agreement.

Brokerage Transaction Fee

Broker may charge a transaction or other fee, including upfront placement fees or brokerage commissions, on purchases or sales of Shares on such Broker’s brokerage platform, as set forth in “Share Class Election” below, to the extent the Prospectus discloses that such brokerage commissions or fees may be charged for the relevant class of Shares. The Broker represents that it is acting solely as an agent for its customers with respect to their purchase or sale of Shares and is not acting for Broker’s own account. Any transaction or other fee, including upfront placement fees or brokerage commissions, charged by Broker in connection with its sale of Shares will be charged in a manner consistent with the Prospectus and applicable law and FINRA rules. Purchases and sales of such Shares may only be executed as purchases or repurchases between the customer and the Fund. Broker shall not execute trades of Shares between customers.

Terms and Conditions of the Shareholder Servicing and/or Distribution Fees.

The payment of the shareholder servicing and/or distribution fee to Broker is subject to terms and conditions set forth herein and the Prospectus as may be amended or supplemented from time to time. If Broker elects to sell Class S Shares and/or Class D Shares, eligibility to receive the shareholder servicing and/or distribution fee with respect to the Class S Shares and/or Class D Shares, as applicable, sold by the Broker is conditioned upon the Broker acting as broker of record with respect to such Shares and complying with the requirements set forth below, including providing shareholder and account maintenance services with respect to such Shares. For the avoidance of doubt, such services are non-distribution services, other than those primarily intended to result in the sale of Shares.

(i)	the existence of an effective Selected Intermediary Agreement or ongoing Servicing Agreement between the Intermediary Manager and the Broker, and

(ii)	the provision of the following shareholder and account maintenance services with respect to the Class S Shares and/or Class D Shares, as applicable, by the Broker:

1.	assistance with recordkeeping in accordance with Broker’s then-existing requirements, including maintaining records for and on behalf of Broker’s customers reflecting transactions and balances of Shares owned,

2.	answering investor inquiries regarding the Fund, including distribution payments and reinvestments,

3.	helping investors understand their investments upon their request, and

4.	tender offer requests. For the avoidance of doubt, Broker’s customers shall submit tender offers directly to the Fund or its agent.

The Broker hereby represents by its acceptance of each payment of the shareholder servicing and/or distribution fee that it complies with each of the above requirements and is providing the above-described services.

In the event of termination of the Agreement, the Intermediary Manager and Broker shall promptly enter into a Servicing Agreement on reasonable and customary terms mutually agreed upon by Broker and the Intermediary Manager to provide for the continuation of these services by Broker and the continuation of the payment by the Intermediary Manager of the shareholder servicing and/or distribution fee with respect to the Shares for which Broker continues to act as broker of record. For the avoidance of doubt, such services are non-distribution services, other than those primarily intended to result in the sale of Shares.

Subject to the conditions described herein, the Intermediary Manager will reallow to Broker the shareholder servicing and/or distribution fee in an amount described below, on Class S Shares or Class D Shares, as applicable, sold by Broker. To the extent payable, the shareholder servicing and/or distribution fee will be payable monthly in arrears as provided in the Prospectus. All determinations regarding the total amount and rate of reallowance of the shareholder servicing and/or distribution fee, the Broker’s compliance with the listed conditions, and/or the portion retained by the Intermediary Manager will be made by the Intermediary Manager in its sole discretion.

Notwithstanding the foregoing, subject to the terms of the Prospectus, at such time as the Broker is no longer the intermediary of record with respect to such Class S Shares or Class D Shares or the Broker no longer satisfies any or all of the conditions set forth above, then Broker’s entitlement to the shareholder servicing and/or distribution fee related to such Class S Shares and/or Class D Shares, as applicable, shall cease in, and Broker shall not receive the shareholder servicing and/or distribution fee for, that month or any portion thereof (i.e., shareholder servicing and/or distribution fees are payable with respect to an entire month without any proration). Intermediary transfers will be made effective as of the start of the first business day of a month.

Thereafter, such shareholder servicing and/or distribution fee may be reallowed to the then-current intermediaries of record of the Class S Shares and/or Class D Shares, as applicable, if any such intermediary of record has been designated (the “Servicing Broker”), to the extent such Servicing Broker has entered into a Selected Intermediary Agreement or similar agreement with the Intermediary Manager (“Servicing Agreement”) and such Selected Intermediary Agreement or Servicing Agreement with the Servicing Broker provides for such reallowance. In this regard, all determinations will be made by the Intermediary Manager in good faith in its sole discretion. The Broker is not entitled to any shareholder servicing and/or distribution fee with respect to Class I Shares. The Intermediary Manager may also reallow some or all of the shareholder servicing and/or distribution fee to other intermediaries who provide services with respect to the Shares (who shall be considered additional Servicing Brokers) pursuant to a Servicing Agreement with the Intermediary Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Broker is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

Unless otherwise disclosed in the Prospectus, at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to Shares held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such Shares (or a lower limit as determined by the Intermediary Manager or Broker), the Intermediary Manager shall cease receiving the shareholder servicing and/or distribution fee on either (i) each such share that would exceed such limit or (ii) all Class S Shares and Class D Shares in such shareholder’s account, in the Intermediary Manager’s discretion. At the end of such month, the applicable Class S Shares or Class D Shares in such shareholder’s account will convert into a number of Class I Shares (including any fractional Shares), with an equivalent aggregate NAV as such Class S Shares or Class D Shares.

In addition, the Fund and the Intermediary Manager will cease paying the shareholder servicing and/or distribution fee on Class S Shares and Class D Shares in connection with an Offering upon the earlier to occur of the following: (i) a listing of Class I Shares, (ii) the merger or consolidation of the Fund with or into another entity, or the sale or other disposition of all or substantially all of the Fund’s assets, or (iii) the date following the completion of the primary portion of such Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including transaction or other fees, including upfront placement fees or brokerage commissions, the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from Primary Shares sold in such Offering. For purposes of this Schedule I, the portion of the shareholder servicing and/or distribution fee accruing with respect to Class S Shares and Class D Shares of the Fund’s common shares of beneficial interest issued (publicly or privately or pursuant to the DRIP) by the Fund during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

General

Shareholder servicing and/or distribution fees due to the Broker pursuant to this Agreement will be paid to the Broker within 30 days after receipt by the Intermediary Manager. The Broker, in its sole discretion, may authorize Intermediary Manager to deposit shareholder servicing and/or distribution fees or other payments due to it pursuant to this Agreement directly to its bank account. If the Broker so elects, the Broker shall provide such deposit authorization and instructions in Schedule II to this Agreement.

The parties hereby agree that the foregoing shareholder servicing and/or distribution fee are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Primary Shares, that the Broker’s interest in the Offering is limited to such shareholder servicing and/or distribution fee from the Intermediary Manager and the Broker’s indemnity referred to in Section 4 of the Intermediary Manager Agreement, and that the Fund is not liable or responsible for the direct payment of such shareholder servicing and/or distribution fee to the Broker.

Except as otherwise described under “Brokerage Transaction Fee” above, the Broker waives any and all rights to receive compensation, including the shareholder servicing and/or distribution fee, until it is paid to and received by the Intermediary Manager. Broker acknowledges and agrees that, if the Fund pays shareholder servicing and/or distribution fees to the Intermediary Manager, the Fund is relieved of any obligation for shareholder servicing and/or distribution fees to Broker. The Fund may rely on and use the preceding acknowledgement as a defense against any claim by Broker for shareholder servicing and/or distribution fees the Fund pays to Intermediary Manager but that Intermediary Manager fails to remit to Broker. The Broker affirms that the Intermediary Manager’s liability for the shareholder servicing and/or distribution fee is limited solely to the proceeds of the shareholder servicing and/or distribution fee receivable from the Fund and Broker hereby waives any and all rights to receive any reallowance of the shareholder servicing and/or distribution fee due until such time as the Intermediary Manager is in receipt of the shareholder servicing and/or distribution fee from the Fund. Notwithstanding the above, Broker affirms that, to the extent that Broker retains transaction or other fees, including upfront placement fees or brokerage commissions, as described above under “Brokerage Transaction Fee,” neither the Fund nor the Intermediary Manager shall have liability for such brokerage commission or other transaction based fee payable to the Broker, and the Broker is solely responsible for retaining the brokerage commissions or other similar transaction based fees due to the Broker from the subscription funds received by the Broker from its customers for the purchase of Shares in accordance with the terms of this Agreement.

Notwithstanding anything herein to the contrary, Broker will not be entitled to receive any transaction or other fees, including upfront placement fees or brokerage commissions, or shareholder servicing and/or distribution fee which would cause the aggregate amount of transaction or other fees, including upfront placement fees or brokerage commissions, transaction based fees, shareholder servicing and/or distribution fees and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) paid from any source in connection with this Offering to exceed ten percent (10.0%) of the gross proceeds raised from the sale of Shares in the Offering.

Broker shall furnish Intermediary Manager and the Fund with such information as shall reasonably be requested by the Fund with respect to the fees paid to Broker pursuant to this Schedule A, and Broker shall notify Intermediary Manager if Broker is not eligible to receive transaction or other fees, including upfront placement fees or brokerage commissions, shareholder servicing and/or distribution fees at the time of purchase.

Due Diligence

In addition, as set forth in the Prospectus, the Intermediary Manager or, in certain cases at the option of the Fund, the Fund, will pay or reimburse the Broker for reasonable bona fide due diligence expenses incurred by the Broker in connection with the Offering. Such due diligence expenses may include customary travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Broker and its personnel when visiting the Fund’s offices verify information relating to the Fund. The Broker shall provide a detailed and itemized invoice for any such due diligence expenses and shall obtain the prior written approval from the Intermediary Manager for such expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice being sent to [Ares invoice email contact].com and to the attention of [Ares IR email contact] .com. Notwithstanding the foregoing, no such payment will be made if such payment would cause the aggregate of such reimbursements to Broker and other brokers, together with all other organization and offering expenses, defined under Omnibus Guidelines and FINRA rules, to exceed ten percent (10%) and fifteen percent (15%) of the Fund’s gross proceeds from the Offering. All such reimbursements will be made in accordance with, and subject to the restrictions and limitations imposed under the Prospectus, FINRA rules and other applicable laws and regulations.

Share Class Election

CHECK EACH APPLICABLE BOX BELOW IF THE BROKER ELECTS TO PARTICIPATE IN THE LISTED SHARE CLASS

☐ Class S Shares                                           ☐ Class D Shares                                          ☐ Class I Shares

The following reflects the brokerage transaction or other fee arrangements, including upfront placement fees or brokerage commissions, arrangement and shareholder servicing and/or distribution fee as agreed upon between the Intermediary Manager and the Broker for the applicable Share Class.

_______(Initials)	No upfront selling commission but intermediaries may charge transaction or other fees, including upfront placement fees or brokerage commissions, up to 3.5% of the NAV per Class S share sold in the Offering	By initialing here, the Broker hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class S Shares.
_______(Initials)	Shareholder servicing and/or distribution fee of 0.85% per annum of the aggregate NAV of outstanding Class S Shares as of the beginning of the first calendar day of each month	By initialing here, the Broker agrees to the terms of eligibility for the shareholder servicing and/or distribution fee set forth in this Schedule I with respect to Class S Shares. Should the Broker choose to opt out of this provision, it will not be eligible to receive the shareholder servicing and/or distribution fee with respect to Class S Shares and initialing is not necessary. The Broker represents by its acceptance of each payment of the shareholder servicing and/or distribution fee that it complies with each of the above requirements.
_______(Initials)	No upfront selling commission but intermediaries may charge transaction or other fees, including upfront placement fees or brokerage commissions, up to 2.0% of the NAV per Class D share sold in the Offering	By initialing here, the Broker hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class D Shares.

_______(Initials)	Shareholder servicing and/or distribution fee of 0.25% per annum of the aggregate NAV of outstanding Class D Shares as of the beginning of the first calendar day of each month	By initialing here, the Broker agrees to the terms of eligibility for the shareholder servicing and/or distribution fee set forth in this Schedule I with respect to Class D Shares. Should the Broker choose to opt out of this provision, it will not be eligible to receive the shareholder servicing and/or distribution fee with respect to Class D Shares and initialing is not necessary. The Broker represents by its acceptance of each payment of the shareholder servicing and/or distribution fee that it complies with each of the above requirements.
_______(Initials)	No upfront selling commission but intermediaries may charge transaction or other fees, including upfront placement fees or brokerage commissions, up to 2.0% of the NAV per Class I share sold in the Offering	By initialing here, the Broker hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class I Shares.

WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.

“INTERMEDIARY MANAGER”

ARES MANAGEMENT CAPITAL MARKETS LLC

By:
Name:
Title:

“BROKER”
(Print Name of Broker)

By:
Name:
Title:

SCHEDULE II
TO
SELECTED INTERMEDIARY AGREEMENT WITH
ARES MANAGEMENT CAPITAL MARKETS LLC

NAME OF ISSUER: ARES STRATEGIC INCOME FUND

NAME OF BROKER:

SCHEDULE TO AGREEMENT DATED:

Broker hereby authorizes the Intermediary Manager or its agent to deposit shareholder servicing and/or distribution fee and other payments due to it pursuant to the Selected Intermediary Agreement to its bank account specified below. This authority will remain in force until Broker notifies the Intermediary Manager in writing to cancel it. In the event that the Intermediary Manager deposits funds erroneously into Broker’s account, the Intermediary Manager is authorized to debit the account with no prior notice to Broker for an amount not to exceed the amount of the erroneous deposit.

Bank Name:
Bank Address:

Bank Routing Number:

Account Number:

“BROKER”
(Print Name of Broker)

By:
Name:
Title:
Date:

II-1

SCHEDULE III

TO

SELECTED INTERMEDIARY AGREEMENT WITH

ARES MANAGEMENT CAPITAL MARKETS LLC

[To come]

III-1

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.

“INTERMEDIARY MANAGER”

ARES MANAGEMENT CAPITAL MARKETS LLC

By:
Name:
Title:

“BROKER”
(Print Name of Broker)

By:
Name:
Title:

III-2